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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement of Genta Incorporated on Form S-3 of our report dated April 15, 1999, with respect to the financial statements of Genta Jago Technologies B.V., for the year ended December 31, 1998 (which report expresses an unqualified opinion and includes an explanatory paragraph which indicates that there are matters that raise substantial doubt about the Company's ability to continue as a going concern) appearing in the 1999 Annual Report on Form 10-K of Genta Incorporated and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE EXPERTA LTD


/s/ BERNARDIN MARTY                                  /s/ TOBIAS PFEIFFER
-----------------------                              -------------------------
Bernardin Marty                                      Tobias Pfeiffer


Basle, Switzerland
November 15, 2000